Zion Oil & Gas Awarded 165,000 Acre Petroleum Exploration Permit Onshore Israel

Dallas, Texas and Caesarea, Israel – June 22, 2009: Zion Oil & Gas, Inc. (NYSE Amex: ZN) reported today that it has been notified by the Israeli Petroleum Commissioner’s office that the Company has been awarded a preliminary petroleum exploration permit with priority rights on approximately 165,000 acres onshore Israel. The permit area is adjacent to and to the east of Zion’s Asher-Menashe license area and is in the area that was formerly within Issachar’s and Zebulun’s ancient biblical tribal areas, consequently Zion has named the area the ‘Issachar-Zebulun Permit Area’.

The Issachar-Zebulun Permit extends Zion's petroleum rights from the Mediterranean at Caesarea across the Carmel Mountains to Megiddo and through to the Jordan River immediately south of the Sea of Galilee. It increases Zion’s total petroleum exploration rights area to approximately 327,000 acres.

Zion has also been notified by the Israeli Petroleum Commissioner’s office that its transfer of a three percent (3%) overriding royalty interest from each of the Company’s Joseph and Asher-Menashe oil and gas licenses in Israel (six percent (6%) overriding interest in aggregate) to the (Swiss) Abraham Foundation and the (Israeli) Bnei Joseph Amuta (Foundation), has been approved by Israel's Petroleum Commissioner. Currently Zion does not generate any revenues.

Lastly, the Israeli Petroleum Commissioner has granted Zion’s request for a six month extension on its drilling obligation on the Asher-Menashe license from July 1, 2009 to January 1, 2010 to allow Zion adequate time to finish drilling the Ma’anit-Rehoboth #2.

Zion’s Chief Executive Officer, Richard Rinberg, said today: “We are very pleased to have been awarded a new permit, to have the transfer of the royalty interests to the two charitable foundations confirmed and, as requested, to have been granted a six month extension on our drilling commitment for the Asher-Menashe license. We continue to implement our exploration and drilling program and build on our progress to date. The drilling operations on our Ma’anit-Rehoboth #2 well are proceeding as planned and are ahead of schedule.  Our current rights offering will soon end successfully, so presently our funding is in good shape.”

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located on-shore between Haifa and Tel Aviv. It currently holds two petroleum exploration licenses, the Joseph and the Asher-Menashe Licenses, between Netanya, in the south, and Haifa, in the north, covering a total of approximately 162,000 acres and the Issachar-Zebulun Permit Area, adjacent to and to the east of Zion’s Asher-Menashe license area, covering approximately 165,000 acres. Zion’s total petroleum exploration rights area is approximately 327,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding Zion’s  planned operations, drilling efforts and potential results thereof and the rights offering, are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free               1-888-TX1-ZION        (              1-888-891-9466       ).

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
Ashley Chatman - tel: 214-221-4610
Email: dallas@zionoil.com